Exhibit 99.1

Earthstone Energy, Inc. Announces Annual Stockholder Meeting Date

The Woodlands, Texas, November 9, 2017 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), announced that the Company’s Annual Meeting of Stockholders will be held on Thursday, December 21, 2017 at 10:00 a.m. local time, at the Company’s offices located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. Stockholders of record at the close of business on November 21, 2017 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties. The Company’s primary assets are located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas, and the Williston Basin of North Dakota. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Contact

Mark Lumpkin, Jr.

Executive Vice President – Chief Financial Officer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

mark.lumpkin@earthstoneenergy.com

Scott Thelander

Director of Finance

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

scott@earthstoneenergy.com